UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 23, 2008
US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

One Sugar Creek Blvd., 5th Floor
Sugar Land, Texas	77478

(Address of principal executive offices)	(Zip Code)
(281) 504-8000
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On June 23, 2008, US Dataworks, Inc. (the “Company”) received a letter from Castlerigg Master Investments Ltd. (“Castlerigg”) purporting to be an Event of Default Redemption Notice (the “Notice”) pursuant to the Senior Secured Convertible Note due November 13, 2010 issued to certain Investors, including Castlerigg (the “Note”). According to the Notice, the purported Event of Default was the Company’s failure to have a registration statement for the resale of the shares of the Company’s common stock issuable upon conversion of the Note and upon exercise of the Warrants issued in connection with the Note declared effective by May 12, 2008.
     On June 26, 2008, the Company informed Castlerigg that, for the reasons set forth below, the Notice was defective because there is no Event of Default pursuant to Section 4(a)(i) of the Note, and requested that Castlerigg immediately withdraw the Notice.
     Section 4(a)(i) of the Note assumes that the absence of a Registration Statement required pursuant to the Registration Rights Agreement, dated as of November 13, 2007 (the “Registration Rights Agreement”), by and among the Company and the buyers signatory thereto, including Castlerigg, prevents the sale of Registrable Securities. As Section 3(a) of the Registration Rights Agreement makes clear, however, a Registration Statement is not necessary if the Registrable Securities can be sold pursuant to Rule 144. Since the Investors are able to sell the Registrable Securities pursuant to Rule 144, there is no need for such a Registration Statement under the Registration Rights Agreement. Accordingly, there is no Event of Default pursuant to Section 4(a)(i) of the Note.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: June 27, 2008

US DATAWORKS, INC.
By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Office